Filed Pursuant to Rule 424(b)(2)

Registration Nos. 333-221324 and 333-221324-01

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, dated July 19, 2019 PRICING SUPPLEMENT No. 122 dated July , 2019 (To Prospectus Supplement dated May 18, 2018 and Prospectus dated April 5, 2019)

Wells Fargo Finance LLC Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by Wells Fargo & Company ETF Linked Securities

Market Linked Securities—Upside Participation with Contingent Absolute Return and Contingent Downside (Daily Knock-In Monitoring)

Principal at Risk Securities Linked to the Vanguard® Extended Market ETF due July 29, 2021

■	Linked to the Vanguard® Extended Market ETF
■	Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the original offering price of the securities, depending on the performance of the Fund from its starting price to its ending price and whether a knock-in event occurs. The maturity payment amount will reflect the following terms:
■ If the ending price of the Fund is greater than or equal to the starting price (regardless of whether a knock-in event has occurred), you will receive the original offering price plus a return equal to 100% of the percentage increase in the value of the Fund from the starting price
■ If the ending price of the Fund is less than the starting price:
■ If a knock-in event has not occurred, you will receive the original offering price plus a positive return equal to the absolute value of the percentage decline in the price of the Fund from the starting price, which will effectively be capped at a positive return of at least 17% (depending on the threshold price as determined on the pricing date)
■ If a knock-in event has occurred, you will have full downside exposure to the decrease in the price of the Fund from the starting price, and you will lose some, or all, of the original offering price
■	A knock-in event will occur if the fund closing price of the Fund on any trading day from but excluding the pricing date to and including the calculation day (referred to as the observation period) is less than the threshold price
■	The threshold price will be determined on the pricing date and will be no greater than 83% of the starting price
■	Investors may lose some, or all, of the original offering price
■	All payments on the securities are subject to credit risk, and you will have no ability to pursue the shares of the Fund or any securities held by the Fund for payment; if Wells Fargo Finance LLC, as issuer, and Wells Fargo & Company, as guarantor, default on their obligations, you could lose some or all of your investment
■	No periodic interest payments or dividends
■	No exchange listing; designed to be held to maturity

On the date of this preliminary pricing supplement, the estimated value of the securities is approximately $986.02 per security. While the estimated value of the securities on the pricing date may differ from the estimated value set forth above, we do not expect it to differ significantly absent a material change in market conditions or other relevant factors. In no event will the estimated value of the securities on the pricing date be less than $966.02 per security. The estimated value of the securities was determined for us by Wells Fargo Securities, LLC using its proprietary pricing models. It is not an indication of actual profit to us or to Wells Fargo Securities, LLC or any of our other affiliates, nor is it an indication of the price, if any, at which Wells Fargo Securities, LLC or any other person may be willing to buy the securities from you at any time after issuance. See “Estimated Value of the Securities” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” herein on page PRS-10.

The securities are the unsecured obligations of Wells Fargo Finance LLC, and, accordingly, all payments are subject to credit risk. If Wells Fargo Finance LLC, as issuer, and Wells Fargo & Company, as guarantor, default on their obligations, you could lose some or all of your investment. The securities are not savings accounts, deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo Finance LLC

Per Security	$1,000.00	—	$1,000.00
Total

(1)  Wells Fargo Securities, LLC, an affiliate of Wells Fargo Finance LLC and a wholly owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal. See “Terms of the Securities—Agent” and “Estimated Value of the Securities” in this pricing supplement for further information.

Wells Fargo Securities

Market Linked Securities—Upside Participation with Contingent Absolute Return and Contingent Downside (Daily Knock-In Monitoring)

Principal at Risk Securities Linked to the Vanguard® Extended Market ETF due July 29, 2021

Terms of the Securities

Issuer:	Wells Fargo Finance LLC.
Guarantor:	Wells Fargo & Company.
Market Measure:	Vanguard® Extended Market ETF (the “Fund”).
Pricing Date:	July 26, 2019.*
Issue Date:	July 31, 2019.* (T+3)
Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Maturity Payment Amount:

On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

•     if the ending price is greater than or equal to the starting price:

$1,000 + ($1,000 × fund return × upside participation rate)

•     if the ending price is less than the starting price:

(i)                  if a knock-in event has not occurred:

$1,000 + ($1,000 × absolute value of fund return); or

(ii)                if a knock-in event has occurred:

$1,000 + ($1,000 × fund return)

If the ending price is less than the starting price and a knock-in event has occurred, you will lose some, or all, of the original offering price of your securities at maturity.
All calculations with respect to the maturity payment amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the maturity payment amount will be rounded to the nearest cent, with one-half cent rounded upward.
Knock-In Event:	A “knock-in event” will occur if the fund closing price of the Fund on any trading day during the observation period is less than the threshold price.
Observation Period:	The “observation period” will consist of each trading day from but excluding the pricing date to and including the calculation day. If a market disruption event occurs on a trading day during the observation period, such trading day will remain a valid day for purposes of determining whether a knock-in event has occurred so long as a closing price for the Fund is reported or published for such day.
Threshold Price:	The “threshold price” will be determined on the pricing date and will be no greater than 83% of the starting price.
Stated Maturity Date:	July 29, 2021*. If the calculation day is postponed, the stated maturity date will be the later of (i) July 29, 2021* and (ii) three business days after the calculation day as postponed. See “—Calculation Day” and “Additional Terms of the Securities—Market Disruption Events” for information about the circumstances that may result in a postponement of the calculation day. If the stated maturity date is not a business day, the payment required to be made on the securities on the stated maturity date will be made on the next succeeding business day with the same force and effect as if it had been made on the stated maturity date. The securities are not subject to redemption by Wells Fargo Finance LLC or repayment at the option of any holder of the securities prior to the stated maturity date.

PRS-2

Market Linked Securities—Upside Participation with Contingent Absolute Return and Contingent Downside (Daily Knock-In Monitoring)

Principal at Risk Securities Linked to the Vanguard® Extended Market ETF due July 29, 2021

Fund Return:

The “fund return” is the percentage change from the starting price to the ending price, measured as follows:

ending price – starting price

starting price

If the fund return is equal to –5%, the absolute value of the fund return would be +5%.

Starting Price:	$ , which is the fund closing price of the Fund on the pricing date.
Fund Closing Price:	The “fund closing price” with respect to the Fund on any trading day means the product of (i) the closing price of one share of the Fund (or one unit of any other security for which a fund closing price must be determined) on such trading day and (ii) the adjustment factor applicable to the Fund on such trading day.
Closing Price:	The “closing price” for one share of the Fund (or one unit of any other security for which a closing price must be determined) on any trading day means the official closing price on such day published by the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the Fund (or any such other security) is listed or admitted to trading.
Adjustment Factor:	The “adjustment factor” means, with respect to a share of the Fund (or one unit of any other security for which a fund closing price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of the Fund. See “Additional Terms of the Securities—Anti-dilution Adjustments Relating to the Fund; Alternate Calculation” below.
Ending Price:	The “ending price” will be the fund closing price of the Fund on the calculation day.
Upside Participation Rate:	100%.
Calculation Day:	July 26, 2021*. If such day is not a trading day, the calculation day will be postponed to the next succeeding trading day. The calculation day is also subject to postponement due to the occurrence of a market disruption event. See “Additional Terms of the Securities—Market Disruption Events.”
Calculation Agent:	Wells Fargo Securities, LLC
Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations.”
Agent:

Wells Fargo Securities, LLC, an affiliate of Wells Fargo Finance LLC and a wholly owned subsidiary of Wells Fargo & Company. The agent may resell the securities to other securities dealers at the original offering price of the securities.

The agent or another affiliate of ours expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount or concession received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	95001H6X4

*	To the extent that we make any change to the expected pricing date or expected issue date, the calculation day and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

PRS-3

Market Linked Securities—Upside Participation with Contingent Absolute Return and Contingent Downside (Daily Knock-In Monitoring)

Principal at Risk Securities Linked to the Vanguard® Extended Market ETF due July 29, 2021

Additional Information about the Issuer, the Guarantor and the Securities

You should read this pricing supplement together with the prospectus supplement dated May 18, 2018 and the prospectus dated April 5, 2019 for additional information about the securities. When you read the accompanying prospectus supplement, please note that all references in such supplement to the prospectus dated April 27, 2018, or to any sections therein, should refer instead to the accompanying prospectus dated April 5, 2019 or to the corresponding sections of such prospectus, as applicable. Information included in this pricing supplement supersedes information in the prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the prospectus supplement.

When we refer to “we,” “us” or “our” in this pricing supplement, we refer only to Wells Fargo Finance LLC and not to any of its affiliates, including Wells Fargo & Company.

You may access the prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Prospectus Supplement dated May 18, 2018:

https://www.sec.gov/Archives/edgar/data/72971/000119312518167593/d523952d424b2.htm

•	Prospectus dated April 5, 2019:

https://www.sec.gov/Archives/edgar/data/72971/000138713119002551/wfc-424b2_040519.htm

PRS-4

Market Linked Securities—Upside Participation with Contingent Absolute Return and Contingent Downside (Daily Knock-In Monitoring)

Principal at Risk Securities Linked to the Vanguard® Extended Market ETF due July 29, 2021

Estimated Value of the Securities

The original offering price of each security of $1,000 includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date will be less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities.

Our funding considerations take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the securities as compared to conventional debt of Wells Fargo & Company of the same maturity, as well as our and our affiliates’ liquidity needs and preferences. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed rate that is generally lower than our internal funding rate, which is described below and is used in determining the estimated value of the securities.

If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher. The estimated value of the securities as of the pricing date will be set forth in the final pricing supplement.

Determining the estimated value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS determined an estimated value for the securities by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the securities, which combination consists of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).

The estimated value of the debt component is based on an internal funding rate that reflects, among other things, our and our affiliates’ view of the funding value of the securities. This rate is used for purposes of determining the estimated value of the securities since we expect secondary market prices, if any, for the securities that are provided by WFS or any of its affiliates to generally reflect such rate. WFS determined the estimated value of the securities based on this internal funding rate, rather than the assumed rate that we use to determine the economic terms of the securities, for the same reason.

WFS calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the “derivative component factors” identified in “Risk Factors—The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the securities determined by WFS is subject to important limitations. See “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.”

Valuation of the securities after issuance

The estimated value of the securities is not an indication of the price, if any, at which WFS or any other person may be willing to buy the securities from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the securities due to changes in market conditions and other relevant factors. However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the pricing date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to

PRS-5

Market Linked Securities—Upside Participation with Contingent Absolute Return and Contingent Downside (Daily Knock-In Monitoring)

Principal at Risk Securities Linked to the Vanguard® Extended Market ETF due July 29, 2021

zero over this 3-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

If WFS or any of its affiliates makes a secondary market in the securities, WFS expects to provide those secondary market prices to any unaffiliated broker-dealers through which the securities are held and to commercial pricing vendors. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, that broker-dealer may obtain market prices for the securities from WFS (directly or indirectly), but could also obtain such market prices from other sources, and may be willing to purchase the securities at any given time at a price that differs from the price at which WFS or any of its affiliates is willing to purchase the securities. As a result, if you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the securities from investors, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop.

PRS-6

Market Linked Securities—Upside Participation with Contingent Absolute Return and Contingent Downside (Daily Knock-In Monitoring)

Principal at Risk Securities Linked to the Vanguard® Extended Market ETF due July 29, 2021

Investor Considerations

We have designed the securities for investors who:

■	seek exposure to the upside performance of the Fund if the ending price is greater than the starting price;
■	understand that, if a knock-in event has not occurred, any positive return based on the decrease in the price of the Fund from the starting price to the ending price will be limited to at least 17% (to be determined on the pricing date), and that, if a knock-in event has occurred, any decrease in the price of the Fund from the starting price to the ending price will result in a loss, rather than a positive return, on the securities;
■	understand that the contingent absolute return feature offered by the securities will terminate if the fund closing price of the Fund is less than the threshold price on any trading day during the observation period (i.e., if a knock-in event has occurred);
■	understand that if the ending price is less than the starting price and a knock-in event has occurred, they will be fully exposed to the decrease in the Fund from the starting price, and will lose some, or all, of the original offering price per security at maturity;
■	are willing to forgo interest payments on the securities and dividends on shares of the Fund; and
■	are willing to hold the securities until maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

■	seek a liquid investment or are unable or unwilling to hold the securities to maturity;
■	are unwilling to accept the risk that the ending price of the Fund may decrease from the starting price and that a knock-in event may occur;
■	seek leveraged exposure to the upside performance of the Fund;
■	seek full return of the original offering price of the securities at stated maturity;
■	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;
■	seek current income;
■	are unwilling to accept the risk of exposure to mid-, small- and micro-cap companies in the United States;
■	seek exposure to the Fund but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the securities;
■	are unwilling to accept the credit risk of Wells Fargo Finance LLC and Wells Fargo & Company to obtain exposure to the Fund generally, or to the exposure to the Fund that the securities provide specifically; or
■	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-7

Market Linked Securities—Upside Participation with Contingent Absolute Return and Contingent Downside (Daily Knock-In Monitoring)

Principal at Risk Securities Linked to the Vanguard® Extended Market ETF due July 29, 2021

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

PRS-8

Market Linked Securities—Upside Participation with Contingent Absolute Return and Contingent Downside (Daily Knock-In Monitoring)

Principal at Risk Securities Linked to the Vanguard® Extended Market ETF due July 29, 2021

Hypothetical Payout Profile

The following profile is based on a hypothetical threshold price of 83% of the starting price (the highest possible threshold price that may be determined on the pricing date) and an upside participation rate of 100%. In the profile below, the blue line represents the hypothetical return on the securities if a knock-in event has not occurred and the red line represents the hypothetical return on the securities if a knock-in event has occurred. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending price, whether a knock-in event occurs, the actual threshold price and whether you hold your securities to maturity.

PRS-9

Market Linked Securities—Upside Participation with Contingent Absolute Return and Contingent Downside (Daily Knock-In Monitoring)

Principal at Risk Securities Linked to the Vanguard® Extended Market ETF due July 29, 2021

Risk Factors

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement and the accompanying prospectus supplement and prospectus, including the documents they incorporate by reference. As described in more detail below, the value of the securities may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances. The index underlying the Fund is sometimes referred to as the “underlying index.”

You May Lose Up To All Of Your Investment.

We will not repay you a fixed amount on the securities on the stated maturity date. The maturity payment amount will depend on the direction of and percentage change in the ending price of the Fund relative to the starting price, whether or not a knock-in event has occurred and the other terms of the securities. Because the price of the Fund will be subject to market fluctuations, the maturity payment amount you receive may be more or less, and possibly significantly less, than the original offering price of your securities.

If the ending price is less than the starting price, and the fund closing price of the Fund is less than the threshold price on any trading day during the observation period, the maturity payment amount that you receive at maturity will be reduced by an amount equal to the decline in the price of the Fund to the extent it is below the starting price (expressed as a percentage of the starting price). As a result, you could lose all of the original offering price of your securities at maturity. If the fund closing price of the Fund is less than the threshold price on any trading day during the observation period and the ending price is less than the starting price by any amount on the calculation day, you will suffer a loss on the securities even if the fund closing price of the Fund is greater than or equal to the starting price or the threshold price at certain times during the term of the securities.

Even if the ending price is greater than the starting price, the amount you receive at stated maturity may only be slightly greater than the original offering price, and your yield on the securities may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Wells Fargo Finance LLC or another issuer with a similar credit rating with the same stated maturity date.

The Benefit Of The Contingent Absolute Return Feature May Terminate On Any Trading Day During The Observation Period.

The securities have a contingent absolute return feature, which provides, if the ending price is less than the starting price, for the repayment of the original offering price at maturity plus a positive return equal to the absolute value of the percentage decline in the price of the Fund from the starting price, but only if a knock-in event does not occur. A knock-in event will occur if the fund closing price of the Fund is less than the threshold price on any trading day during the observation period. The observation period comprises each trading day following the pricing date up to and including the calculation day. If a knock-in event occurs, you will lose the benefit of the contingent absolute return feature and will be fully exposed to any decrease in the fund closing price of the Fund from the starting price to the ending price. A knock-in event will occur, and you will lose the benefit of the contingent absolute return feature, even if the fund closing price falls below the threshold price only briefly.

In addition, any positive return based on the depreciation of the Fund will be limited to at least 17% (to be determined on the trade date) because the contingent absolute return feature is only operative if the Fund does not depreciate by more than 17% on any trading day during the observation period.

No Periodic Interest Will Be Paid On The Securities.

No periodic payments of interest will be made on the securities. However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service (the “IRS”), you may be required to recognize taxable income over the term of the securities. You should review the section of this pricing supplement entitled “United States Federal Tax Considerations.”

The Securities Are Subject To Credit Risk.

The securities are our obligations, are fully and unconditionally guaranteed by the Guarantor and are not, either directly or indirectly, an obligation of any other third party. Any amounts payable under the securities are subject to creditworthiness and you will have no ability to pursue the shares of the Fund or any securities held by the Fund for payment. As a result, our and the Guarantor’s actual and perceived creditworthiness may affect the value of the securities and, in the event we and the Guarantor were to default on the obligations under the securities and the guarantee, you may not receive any amounts owed to you under the terms of the securities.

As A Finance Subsidiary, We Have No Independent Operations And Will Have No Independent Assets.

As a finance subsidiary, we have no independent operations beyond the issuance and administration of our securities and will have no independent assets available for distributions to the holders of our securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by the Guarantor and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of the Guarantor. Holders will have recourse only to a single claim against the Guarantor and its assets under the guarantee. Holders of the securities should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari

PRS-10

Market Linked Securities—Upside Participation with Contingent Absolute Return and Contingent Downside (Daily Knock-In Monitoring)

Principal at Risk Securities Linked to the Vanguard® Extended Market ETF due July 29, 2021

passu with the claims of other unsecured, unsubordinated creditors of the Guarantor, including holders of unsecured, unsubordinated debt securities issued by the Guarantor.

Holders Of The Securities Have Limited Rights Of Acceleration.

Payment of principal on the securities may be accelerated only in the case of payment defaults that continue for a period of 30 days, certain events of bankruptcy or insolvency relating to Wells Fargo Finance LLC only, whether voluntary or involuntary, certain situations under which the guarantee ceases to be in full force and effect or if the Guarantor denies or disaffirms its obligations under the guarantee. If you purchase the securities, you will have no right to accelerate the payment of principal on the securities if we fail in the performance of any of our obligations under the securities, other than the obligations to pay principal and interest on the securities. See “Description of Debt Securities of Wells Fargo Finance LLC —Events of Default and Covenant Breaches” in the accompanying prospectus.

Holders Of The Securities Could Be At Greater Risk For Being Structurally Subordinated If Either We Or The Guarantor Convey, Transfer Or Lease All Or Substantially All Of Our Or Its Assets To One Or More Of The Guarantor’s Subsidiaries.

Under the indenture, we may convey, transfer or lease all or substantially all of our assets to one or more of the Guarantor’s subsidiaries. Similarly, the Guarantor may convey, transfer or lease all or substantially all of its assets to one or more of its subsidiaries. In either case, third-party creditors of the Guarantor’s subsidiaries would have additional assets from which to recover on their claims while holders of the securities would be structurally subordinated to creditors of the Guarantor’s subsidiaries with respect to such assets. See “Description of Debt Securities of Wells Fargo Finance LLC—Consolidation, Merger or Sale” in the accompanying prospectus.

The Securities Will Not Have The Benefit Of Any Cross-Default Or Cross-Acceleration With Other Indebtedness Of The Guarantor; Events Of Bankruptcy, Insolvency, Receivership Or Liquidation Relating To The Guarantor And Failure By The Guarantor To Perform Any Of Its Covenants Or Warranties (Other Than A Payment Default Under The Guarantee) Will Not Constitute An Event Of Default With Respect To The Securities.

The securities will not have the benefit of any cross-default or cross-acceleration with other indebtedness of the Guarantor. In addition, events of bankruptcy, insolvency, receivership or liquidation relating to the Guarantor and failure by the Guarantor to perform any of its covenants or warranties (other than a payment default under the guarantee) will not constitute an event of default with respect to the securities.

The Estimated Value Of The Securities On The Pricing Date, Based On WFS’s Proprietary Pricing Models, Will Be Less Than The Original Offering Price.

The original offering price of the securities includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date will be less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed rate that is generally lower than our internal funding rate, which is described above under “Estimated Value of the Securities—Determining the estimated value.” If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher.

The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers.

The estimated value of the securities was determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Estimated Value of the Securities—Determining the estimated value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the securities may be higher, and perhaps materially higher, than the estimated value of the securities that would be determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the securities.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based on WFS’s proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the securities is likely to be less than the original offering price.

PRS-11

Market Linked Securities—Upside Participation with Contingent Absolute Return and Contingent Downside (Daily Knock-In Monitoring)

Principal at Risk Securities Linked to the Vanguard® Extended Market ETF due July 29, 2021

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates, as discussed above under “Estimated Value of the Securities—Valuation of the securities after issuance.”

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the then-current price of the Fund, whether a knock-in event has occurred, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” are expected to affect the value of the securities. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.

•	Fund Performance. The value of the securities prior to maturity will depend substantially on the then-current price of the Fund and whether a knock-in event has occurred. The price at which you may be able to sell the securities before stated maturity may be at a discount, which could be substantial, from their original offering price, if the price of the Fund at such time is less than, equal to or not sufficiently above the starting price or threshold price.
•	Interest Rates. The value of the securities may be affected by changes in the interest rates in the U.S. markets.
•	Volatility Of The Fund. Volatility is the term used to describe the size and frequency of market fluctuations. The value of the securities may be affected if the volatility of the Fund changes.
•	Time Remaining To Maturity. The value of the securities at any given time prior to maturity will likely be different from that which would be expected based on the then-current price of the Fund. This difference will most likely reflect a discount due to expectations and uncertainty concerning the price of the Fund during the period of time still remaining to the stated maturity date. In general, as the time remaining to maturity decreases, the value of the securities will approach the amount that would be payable at maturity based on the then-current price of the Fund.
•	Dividend Yields On Securities Included In The Fund. The value of the securities may be affected by the dividend yields on securities held by the Fund (the amount of such dividends may influence the closing price of the shares of the Fund).

In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our and the Guarantor’s creditworthiness. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the price of the Fund. Because numerous factors are expected to affect the value of the securities, changes in the price of the Fund may not result in a comparable change in the value of the securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

Your Return On The Securities Could Be Less Than If You Owned The Shares Of The Fund.

Your return on the securities will not reflect the return you would realize if you actually owned the shares of the Fund. This is in part because the maturity payment amount will be determined by reference only to the closing price of a share of the Fund without taking into consideration the value of dividends and other distributions paid on that share.

Historical Prices Of The Fund Or The Securities Included In The Fund Should Not Be Taken As An Indication Of The Future Performance Of The Fund During The Term Of The Securities.

The trading price of the shares of the Fund will determine the maturity payment amount payable to you at maturity. As a result, it is impossible to predict whether the ending price of the Fund will fall or rise compared to the starting price. The trading price of the shares

PRS-12

Market Linked Securities—Upside Participation with Contingent Absolute Return and Contingent Downside (Daily Knock-In Monitoring)

Principal at Risk Securities Linked to the Vanguard® Extended Market ETF due July 29, 2021

of the Fund will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which the Fund and the securities comprising the Fund are traded and the values of the Fund and such securities. Accordingly, any historical prices of the Fund do not provide an indication of the future performance of the Fund.

Changes That Affect The Fund Or The Underlying Index May Adversely Affect The Value Of The Securities And The Maturity Payment Amount You Will Receive At Maturity.

The policies of the sponsor of the Fund (the “fund sponsor”) concerning the calculation of the Fund’s net asset value, additions, deletions or substitutions of securities in the Fund and the manner in which changes in the underlying index are reflected in the Fund, and changes in those policies, could affect the closing price of the shares of the Fund and, therefore, may affect the value of the securities and the maturity payment amount payable at maturity. Similarly, the policies of the sponsor of the underlying index (the “underlying index sponsor”) concerning the calculation of the underlying index and the addition, deletion or substitution of securities comprising the underlying index and the manner in which the underlying index sponsor takes account of certain changes affecting such securities may affect the level of the underlying index and the closing price of the shares of the Fund and, therefore, may affect the value of the securities and the maturity payment amount payable at maturity. The underlying index sponsor may discontinue or suspend calculation or dissemination of the underlying index or materially alter the methodology by which it calculates the underlying index. Any such actions could adversely affect the value of the securities.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Fund Or The Underlying Index.

Actions by any company whose securities are included in the Fund or in the underlying index may have an adverse effect on the price of its security, the ending price and the value of the securities. Neither we nor the Guarantor are affiliated with any of the companies whose security is represented in the Fund or the underlying index. These unaffiliated companies will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to any amounts to be paid to you on the securities.

We And Our Affiliates Have No Affiliation With The Fund Sponsor Or The Underlying Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with the fund sponsor or the underlying index sponsor (collectively, the “sponsors”) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the management or calculation of the Fund or the underlying index. We have derived the information about the sponsors, the Fund and the underlying index contained in this pricing supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into the Fund, the underlying index and the sponsors. The sponsors are not involved in the offering of the securities made hereby in any way and have no obligation to consider your interests as an owner of the securities in taking any actions that might affect the value of the securities.

An Investment In The Securities Is Subject To Risks Associated With Investing In Small- and Micro-Cap Companies.

Some of the stocks that constitute the S&P® Completion Index and that are held by the Fund are issued by companies with small- and micro-market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies. As a result, the price of the Fund may be more volatile than that of an equity ETF that does not track small- and micro-capitalization stocks. Stock prices of small- and micro-capitalization companies are also generally more vulnerable than those of large capitalization companies to adverse business and economic developments, and the stocks of small- and micro-capitalization companies may be thinly traded, and be less attractive to many investors if they do not pay dividends. In addition, small- and micro-capitalization companies are typically less well-established and less stable financially than large capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of those individuals. Small- and micro-capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their target markets, fewer financial resources and fewer competitive strengths than large capitalization companies. These companies may also be more susceptible to adverse developments related to their products or services.

An Investment Linked To The Shares Of The Fund Is Different From An Investment Linked To The Underlying Index.

The performance of the shares of the Fund may not exactly replicate the performance of the underlying index because the Fund may not invest in all of the securities included in the underlying index and because the Fund will reflect transaction costs and fees that are not included in the calculation of the underlying index. The Fund may also hold securities or derivative financial instruments not included in the underlying index. It is also possible that the Fund may not fully replicate the performance of the underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. In addition, because the shares of the Fund are traded on a securities exchange and are subject to market supply and investor demand, the value of a share of the Fund may differ from the net asset value per share of the Fund. As a result, the performance of the Fund may not correlate perfectly with the performance of the underlying index, and the return on the securities based on the performance of the Fund will not be the same as the return on securities based on the performance of the underlying index.

PRS-13

Market Linked Securities—Upside Participation with Contingent Absolute Return and Contingent Downside (Daily Knock-In Monitoring)

Principal at Risk Securities Linked to the Vanguard® Extended Market ETF due July 29, 2021

There Are Risks Associated With The Fund.

Although the shares of the Fund are listed for trading on a United States securities exchange and a number of similar products have been traded on such securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Fund or that there will be liquidity in the trading market.

In addition, the Fund is subject to management risk, which is the risk that the fund sponsor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, the fund sponsor may elect to invest certain Fund assets in shares of equity securities that are not included in the underlying index.  The Fund is also not actively managed and may be affected by a general decline in market segments relating to the underlying index.  Further, the fund sponsor invests in securities included in, or representative of, the underlying index regardless of their investment merits, and the fund sponsor does not attempt to take defensive positions in declining markets.

Further, under continuous listing standards adopted by the relevant securities exchange, the Fund will be required to confirm on an ongoing basis that the securities included in the underlying index satisfy the applicable listing requirements.  In the event that the underlying index does not comply with the applicable listing requirements, the Fund would be required to rectify such non-compliance by requesting that the underlying index sponsor modify such underlying index, transitioning to a new underlying index or obtaining relief from the SEC. There can be no assurance that the underlying index sponsor would modify the underlying index or that relief would be obtained from the SEC and, therefore, non-compliance with the continuous listing standards may result in the Fund being delisted. If the Fund were delisted, the calculation agent would select a successor fund or, if no successor fund is available, would determine the fund closing price of the Fund on any date of determination.

These risks may adversely affect the price of the shares of the Fund and, consequently, the value of the securities.

You Will Not Have Any Shareholder Rights With Respect To The Shares Of The Fund.

You will not become a holder of shares of the Fund or a holder of securities included in the underlying index as a result of owning a security. You will not have any voting rights, any right to receive dividends or other distributions or any other rights with respect to such shares or securities. You will have no right to receive delivery of any shares or securities at maturity.

Anti-dilution Adjustments Relating To The Shares Of The Fund Do Not Address Every Event That Could Affect Such Shares.

An adjustment factor, as described herein, will be used to determine the ending price of the Fund. The adjustment factor will be adjusted by the calculation agent for certain events affecting the shares of the Fund. However, the calculation agent will not make an adjustment for every event that could affect such shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the value of the securities may be adversely affected.

The Stated Maturity Date May Be Postponed If The Calculation Day Is Postponed.

The calculation day will be postponed if the originally scheduled calculation day is not a trading day or if the calculation agent determines that a market disruption event has occurred or is continuing on the calculation day. If such a postponement occurs, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the calculation day as postponed.

Our And The Guarantor’s Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our and the Guarantor’s economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•	The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. WFS, which is our affiliate, will be the calculation agent for the securities. As calculation agent, WFS will determine the ending price of the Fund and may be required to make other determinations that affect the return you receive on the securities at maturity. In making these determinations, the calculation agent may be required to make discretionary judgments, including determining whether a market disruption event has occurred on the scheduled calculation day, which may result in postponement of the calculation day; determining the ending price of the Fund if the calculation day is postponed to the last day to which it may be postponed and a market disruption event occurs on that day; adjusting the adjustment factor and other terms of the securities in certain circumstances; if the Fund undergoes a liquidation event, selecting a successor fund or, if no successor fund is available, determining the ending price of the Fund; and determining whether to adjust the ending price of the Fund on the calculation day in the event of certain changes in or modifications to the Fund or the underlying index. In making these discretionary judgments, the fact that WFS is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and WFS’s determinations as calculation agent may adversely affect your return on the securities.

PRS-14

Market Linked Securities—Upside Participation with Contingent Absolute Return and Contingent Downside (Daily Knock-In Monitoring)

Principal at Risk Securities Linked to the Vanguard® Extended Market ETF due July 29, 2021

•	The estimated value of the securities was calculated by our affiliate and is therefore not an independent third-party valuation. WFS calculated the estimated value of the securities set forth on the cover page of this pricing supplement, which involved discretionary judgments by WFS, as described under “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” above. Accordingly, the estimated value of the securities set forth on the cover page of this pricing supplement is not an independent third-party valuation.
•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the price of the Fund. Our affiliates or any participating dealer in the offering of the securities or its affiliates may, at present or in the future, publish research reports on the Fund or the underlying index or the companies whose securities are included in the Fund or the underlying index. This research is modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research reports on the Fund or the underlying index or the companies whose securities are included in the Fund or the underlying index could adversely affect the price of the Fund and, therefore, adversely affect the value of and your return on the securities. You are encouraged to derive information concerning the Fund from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports on the Fund or the underlying index or the companies whose securities are included in the Fund or the underlying index published on or prior to the pricing date could result in an increase in the price of the Fund on the pricing date, which would adversely affect investors in the securities by increasing the price at which the Fund must close on the calculation day in order for investors in the securities to receive a favorable return.
•	Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in the Fund may adversely affect the price of the Fund. Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with the companies whose securities are included in the Fund or the underlying index, including making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These business activities could adversely affect the price of the Fund and, therefore, adversely affect the value of and your return on the securities. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about one or more of the companies whose securities are included in the Fund or the underlying index. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.
•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the price of the Fund. We expect to hedge our obligations under the securities through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparties may acquire shares of the Fund, securities included in the Fund or the underlying index or listed or over-the-counter derivative or synthetic instruments related to the Fund or such securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparties have a long hedge position in shares of the Fund or any of the securities included in the Fund or the underlying index, or derivative or synthetic instruments related to the Fund or such securities, they may liquidate a portion of such holdings at or about the time of the calculation day or at or about the time of a change in the securities included in the Fund or the underlying index. These hedging activities could potentially adversely affect the price of the shares of the Fund and, therefore, adversely affect the value of and your return on the securities.
•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the price of the Fund. Our affiliates or any participating dealer or its affiliates may engage in trading in the shares of the Fund or the securities included in the Fund or the underlying index and other instruments relating to the Fund or such securities on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the price of the shares of the Fund and, therefore, adversely affect the value of and your return on the securities.

•         A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession, creating a further incentive for the participating dealer to sell the securities to you.    If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities. If a participating dealer receives a concession for the sale of the securities to you, this projected hedging profit will be in addition to the concession, creating a further incentive for the participating dealer to sell the securities to you.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid derivative contracts that are “open transactions” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and

PRS-15

Market Linked Securities—Upside Participation with Contingent Absolute Return and Contingent Downside (Daily Knock-In Monitoring)

Principal at Risk Securities Linked to the Vanguard® Extended Market ETF due July 29, 2021

disposition of the securities might be materially and adversely affected. Even if the treatment of the securities as prepaid derivative contracts that are “open transactions” is respected, a security may be treated as a “constructive ownership transaction,” with potentially adverse consequences described below under “United States Federal Tax Considerations.”

Furthermore, Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors in respect of certain financial instruments linked to U.S. equities. In light of Treasury regulations, as modified by an IRS notice, that provide a general exemption for financial instruments issued prior to January 1, 2021 that do not have a “delta” of one, as of the date of this preliminary pricing supplement the securities should not be subject to withholding under Section 871(m). However, information about the application of Section 871(m) to the securities will be updated in the final pricing supplement. Moreover, the IRS could challenge a conclusion that the securities should not be subject to withholding under Section 871(m). If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. You should read carefully the discussion under “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-16

Market Linked Securities—Upside Participation with Contingent Absolute Return and Contingent Downside (Daily Knock-In Monitoring)

Principal at Risk Securities Linked to the Vanguard® Extended Market ETF due July 29, 2021

Hypothetical Returns

The following table illustrates, for a hypothetical threshold price equal to 83% of the starting price (the highest possible threshold price that may be determined on the pricing date) and a range of hypothetical ending prices of the Fund:

•	the hypothetical fund return;
•	the hypothetical maturity payment amount payable at stated maturity per security; and
•	the hypothetical pre-tax total rate of return.

Hypothetical ending price	Hypothetical fund return(1)	Knock-in event has not occurred(3)		Knock-in event has occurred(4)
		Hypothetical maturity payment amount payable at stated maturity per security	Hypothetical pre-tax total rate of return	Hypothetical maturity payment amount payable at stated maturity per security	Hypothetical pre-tax total rate of return
$175.00	75.00%	$1,750.00	75.00%	$1,750.00	75.00%
$150.00	50.00%	$1,500.00	50.00%	$1,500.00	50.00%
$140.00	40.00%	$1,400.00	40.00%	$1,400.00	40.00%
$130.00	30.00%	$1,300.00	30.00%	$1,300.00	30.00%
$120.00	20.00%	$1,200.00	20.00%	$1,200.00	20.00%
$110.00	10.00%	$1,100.00	10.00%	$1,100.00	10.00%
$105.00	5.00%	$1,050.00	5.00%	$1,050.00	5.00%
$100.00(2)	0.00%	$1,000.00	0.00%	$1,000.00	0.00%
$95.00	-5.00%	$1,050.00	5.00%	$950.00	-5.00%
$90.00	-10.00%	$1,100.00	10.00%	$900.00	-10.00%
$85.00	-15.00%	$1,150.00	15.00%	$850.00	-15.00%
$83.00	-17.00%	$1,170.00	17.00%	$830.00	-17.00%
$82.00	-18.00%	N/A	N/A	$820.00	-18.00%
$80.00	-20.00%	N/A	N/A	$800.00	-20.00%
$70.00	-30.00%	N/A	N/A	$700.00	-30.00%
$60.00	-40.00%	N/A	N/A	$600.00	-40.00%
$50.00	-50.00%	N/A	N/A	$500.00	-50.00%
$25.00	-75.00%	N/A	N/A	$250.00	-75.00%
$0.00	-100.00%	N/A	N/A	$0.00	-100.00%

(1)	The fund return is equal to the percentage change from the starting price to the ending price (i.e., ending price minus starting price, divided by starting price).

(2)	The hypothetical starting price of $100.00 has been chosen for illustrative purposes only and does not represent the actual starting price. The actual starting price will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the Fund, see the historical information set forth herein.
(3)	The fund closing price of the Fund is not less than the hypothetical threshold price of 83% of the starting price on any trading day during the observation period.
(4)	The fund closing price of the Fund is less than the hypothetical threshold price of 83% of the starting price on any trading day during the observation period.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax rate of return will depend on the actual starting price, ending price and threshold price and whether a knock-in event occurs.

PRS-17

Market Linked Securities—Upside Participation with Contingent Absolute Return and Contingent Downside (Daily Knock-In Monitoring)

Principal at Risk Securities Linked to the Vanguard® Extended Market ETF due July 29, 2021

Hypothetical Payments at Stated Maturity

Set forth below are four examples of payment at stated maturity calculations, reflecting a hypothetical threshold price equal to 83% of the starting price (the highest possible threshold price that may be determined on the pricing date), and assuming hypothetical starting prices and ending prices as indicated in the examples. The terms used for purposes of these hypothetical examples do not represent the actual starting price or threshold price. The hypothetical starting price of $100.00 has been chosen for illustrative purposes only and does not represent the actual starting price. The actual starting price and threshold price will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the Fund, see the historical information set forth herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending price is greater than the starting price, and the maturity payment amount is greater than the original offering price:

Hypothetical starting price:	$100.00
Hypothetical ending price:	$110.00
Hypothetical fund return (ending price – starting price)/starting price:	10.00%

Since the hypothetical ending price is greater than the hypothetical starting price, regardless of whether a knock-in event has occurred, you will receive the original offering price of your securities plus a positive return based on the fund return. The maturity payment amount would be calculated as follows:

$1,000 + ($1,000 × fund return × upside participation rate)

$1,000 + ($1,000 × 10.00% × 100%) = $1,100.00

On the stated maturity date you would receive $1,100.00 per security.

Example 2. The ending price is less than the starting price, a knock-in event has not occurred, and the maturity payment amount is greater than the original offering price:

Hypothetical starting price:	$100.00
Hypothetical ending price:	$95.00
Hypothetical fund return (ending price – starting price)/starting price:	-5.00%

Since the hypothetical ending price is less than the hypothetical starting price, but the fund closing price of the Fund was not less than the hypothetical threshold price on any trading day during the observation period, you will receive the original offering price of your securities plus a positive return based on the absolute value of the fund return. The maturity payment amount would be calculated as follows:

$1,000 + ($1,000 × absolute value of fund return)

$1,000 + ($1,000 × 5.00%) = $1,050.00

On the stated maturity date you would receive $1,050.00 per security.

PRS-18

Market Linked Securities—Upside Participation with Contingent Absolute Return and Contingent Downside (Daily Knock-In Monitoring)

Principal at Risk Securities Linked to the Vanguard® Extended Market ETF due July 29, 2021

Example 3. The ending price is less than the starting price, a knock-in event has occurred, and the maturity payment amount is less than the original offering price:

Hypothetical starting price:	$100.00
Hypothetical ending price:	$95.00
Hypothetical fund return (ending price – starting price)/starting price:	-5.00%

Since the hypothetical ending price is less than the hypothetical starting price, and the fund closing price of the Fund was less than the hypothetical threshold price on at least one trading day during the observation period, you would lose a portion of the original offering price of your securities. This example illustrates that you will not receive the benefit of the contingent absolute return feature if the ending price is less than the starting price and a knock-in event has occurred, even if the ending price is greater than the threshold price. The maturity payment amount would be calculated as follows:

$1,000 + ($1,000 × fund return)

$1,000 + ($1,000 × -5.00%) = $950.00

On the stated maturity date you would receive $950.00 per security.

Example 4. The ending price is less than the starting price, a knock-in event has occurred, and the maturity payment amount is less than the original offering price:

Hypothetical starting price:	$100.00
Hypothetical ending price:	$50.00
Hypothetical fund return (ending price – starting price)/starting price:	-50.00%

Since the hypothetical ending price is less than the hypothetical starting price, and the fund closing price of the Fund was less than the hypothetical threshold price on at least one trading day during the observation period, you would lose a portion of the original offering price of your securities and receive a maturity payment amount equal to:

$1,000 + ($1,000 × fund return)

$1,000 + ($1,000 × -50.00%) = $500.00

On the stated maturity date you would receive $500.00 per security.

To the extent that the starting price, ending price and threshold price differ from the values assumed above, the results indicated above would be different.

PRS-19

Market Linked Securities—Upside Participation with Contingent Absolute Return and Contingent Downside (Daily Knock-In Monitoring)

Principal at Risk Securities Linked to the Vanguard® Extended Market ETF due July 29, 2021

Additional Terms of the Securities

Wells Fargo Finance LLC will issue the securities as part of a series of senior unsecured debt securities entitled “Medium-Term Notes, Series A,” which is more fully described in the prospectus supplement. Information included in this pricing supplement supersedes information in the prospectus supplement and prospectus to the extent that it is different from that information.

Certain Definitions

A “trading day” means a day, as determined by the calculation agent, on which the relevant stock exchange and each related futures or options exchange with respect to the Fund or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.

The “relevant stock exchange” for the Fund means the primary exchange or quotation system on which shares (or other applicable securities) of the Fund are traded, as determined by the calculation agent.

The “related futures or options exchange” for the Fund means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to the Fund.

Calculation Agent

Wells Fargo Securities, LLC, one of our affiliates and a wholly owned subsidiary of Wells Fargo & Company, will act as calculation agent for the securities and may appoint agents to assist it in the performance of its duties. Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine the maturity payment amount you receive at stated maturity. In addition, the calculation agent will, among other things:

•	determine whether a market disruption event has occurred;
•	determine if adjustments are required to the fund closing price of the Fund under various circumstances; and
•	if the Fund undergoes a liquidation event, select a successor fund (as defined below) or, if no successor fund is available, determine the fund closing price.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Market Disruption Events

A “market disruption event” means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to the shares (or other applicable securities) of the Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant stock exchange or otherwise.
(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of the Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.
(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of the Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on that day.
(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of the Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.
(E)	The closure of the relevant stock exchange or any related futures or options exchange with respect to the Fund or any successor fund prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day.

PRS-20

Market Linked Securities—Upside Participation with Contingent Absolute Return and Contingent Downside (Daily Knock-In Monitoring)

Principal at Risk Securities Linked to the Vanguard® Extended Market ETF due July 29, 2021

(F)	The relevant stock exchange or any related futures or options exchange with respect to the Fund or any successor fund fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred:

(1)	“close of trading” means the scheduled closing time of the relevant stock exchange with respect to the Fund or any successor fund; and
(2)	the “scheduled closing time” of the relevant stock exchange or any related futures or options exchange on any trading day for the Fund or any successor fund means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

If a market disruption event occurs or is continuing on the calculation day, then the calculation day will be postponed to the first succeeding trading day on which a market disruption event has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day. If the calculation day has been postponed eight trading days after the originally scheduled calculation day and a market disruption event occurs or is continuing on such eighth trading day, the calculation agent will determine the closing price of the Fund on such eighth trading day based on its good faith estimate of the value of the shares (or other applicable securities) of the Fund as of the close of trading on such eighth trading day.

Anti-dilution Adjustments Relating to the Fund; Alternate Calculation

Anti-dilution Adjustments

The calculation agent will adjust the adjustment factor as specified below if any of the events specified below occurs with respect to the Fund and the effective date or ex-dividend date, as applicable, for such event is after the pricing date and on or prior to the calculation day.

The adjustments specified below do not cover all events that could affect the Fund, and there may be other events that could affect the Fund for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the securities upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, the Fund, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the securities. In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this pricing supplement or would not preserve the relative investment risks of the securities. All determinations made by the calculation agent in making any adjustments to the terms of the securities, including adjustments that are in addition to, or that differ from, those described in this pricing supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result. In determining whether to make any adjustment to the terms of the securities, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the Fund.

For any event described below, the calculation agent will not be required to adjust the adjustment factor unless the adjustment would result in a change to the adjustment factor then in effect of at least 0.10%. The adjustment factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred, then once such split has become effective, the adjustment factor will be adjusted to equal the product of the prior adjustment factor and the number of securities which a holder of one share (or other applicable security) of the Fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) to which the securities are linked has been made by the Fund ratably to all holders of record of such shares (or other applicable security), then the adjustment factor will be adjusted on the ex-dividend date to equal the prior adjustment factor plus the product of the prior adjustment factor and the number of shares (or other applicable security) of the Fund which a holder of one share (or other applicable security) of the Fund before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of the Fund paid or distributed is based on a fixed cash equivalent value.

(C)	Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred, then the adjustment factor will be adjusted on the ex-dividend date to equal the product of the prior adjustment factor and a fraction, the numerator of which is the closing

PRS-21

Market Linked Securities—Upside Participation with Contingent Absolute Return and Contingent Downside (Daily Knock-In Monitoring)

Principal at Risk Securities Linked to the Vanguard® Extended Market ETF due July 29, 2021

price per share (or other applicable security) of the Fund on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price per share (or other applicable security) of the Fund on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).

For purposes of determining whether an extraordinary dividend has occurred:

(1)	“extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special; and
(2)	“extraordinary dividend amount” with respect to an extraordinary dividend for the securities of the Fund will equal the amount per share (or other applicable security) of the Fund of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

A distribution on the securities of the Fund described below under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If the Fund declares or makes a distribution to all holders of the shares (or other applicable security) of the Fund of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the calculation agent may, in its sole discretion, make such adjustment (if any) to the adjustment factor as it deems appropriate in the circumstances. If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the securities that results solely from the applicable event.

(E)	Reorganization Events

If the Fund, or any successor fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and the Fund is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the adjustment factor or the method of determining the maturity payment amount or any other terms of the securities as the calculation agent determines appropriate to account for the economic effect on the securities of such event, and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).

Liquidation Events

If the Fund is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the calculation agent determines, in its sole discretion, to be comparable to the Fund, then, upon the calculation agent’s notification of that determination to the trustee and Wells Fargo Finance LLC, any subsequent fund closing price for the Fund will be determined by reference to the fund closing price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor fund”), with such adjustments as the calculation agent determines are appropriate to account for the economic effect of such substitution on holders of the securities.

If the Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund closing price of the Fund is to be determined and the calculation agent determines that no successor fund is available at such time, then the calculation agent will, in its discretion, calculate the fund closing price for the Fund on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Fund, provided that if the calculation agent determines in its discretion that it is not practicable to replicate the Fund (including but not limited to the instance in which the underlying index sponsor discontinues publication of the underlying index), then the calculation agent will calculate the fund closing price for the Fund in accordance with the formula last used to calculate such fund closing price before such liquidation event, but using only those securities that were held by the Fund immediately prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event.

If a successor fund is selected or the calculation agent calculates the fund closing price as a substitute for the Fund, such successor fund or fund closing price will be used as a substitute for the Fund for all purposes, including for purposes of determining whether a market disruption event exists. Notwithstanding these alternative arrangements, a liquidation event with respect to the Fund may adversely affect the value of the securities.

If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the securities unless the calculation agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

Alternate Calculation

If at any time the method of calculating the Fund or a successor fund, or the underlying index, is changed in a material respect, or if the Fund or a successor fund is in any other way modified so that the Fund does not, in the opinion of the calculation agent, fairly represent

PRS-22

Market Linked Securities—Upside Participation with Contingent Absolute Return and Contingent Downside (Daily Knock-In Monitoring)

Principal at Risk Securities Linked to the Vanguard® Extended Market ETF due July 29, 2021

the price of the securities of the Fund or such successor fund had such changes or modifications not been made, then the calculation agent may, at the close of business in New York City on the date that any fund closing price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of the Fund comparable to the Fund or such successor fund, as the case may be, as if such changes or modifications had not been made, and calculate the fund closing price and the maturity payment amount with reference to such adjusted closing price of the Fund or such successor fund, as applicable.

Events of Default and Acceleration

If an event of default with respect to the securities has occurred and is continuing, the amount payable to a holder of a security upon any acceleration permitted by the securities, with respect to each security, will be equal to the maturity payment amount, calculated as provided herein. The maturity payment amount will be calculated as though the date of acceleration were the calculation day.

PRS-23

Market Linked Securities—Upside Participation with Contingent Absolute Return and Contingent Downside (Daily Knock-In Monitoring)

Principal at Risk Securities Linked to the Vanguard® Extended Market ETF due July 29, 2021

The Vanguard® Extended Market ETF

The Fund is issued by Vanguard Index Funds, a registered investment company. The Vanguard Group, Inc. is the investment advisor to the Fund. The Fund seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the S&P® Completion Index. For a description of the S&P® Completion Index, please see “The S&P® Completion Index” below. The Fund is listed on the NYSE Arca, Inc. under the ticker symbol “VXF.”

Information provided to or filed with the Securities and Exchange Commission (the “SEC”) by the Fund under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 002-56846 and 811-02652 and can be accessed through the SEC’s website at www.sec.gov. In addition, information about the Fund may be obtained from other sources, including, but not limited to, the fund sponsor’s website (including information regarding (a) the Fund’s top ten constituents and their weightings; (b) returns of the Fund and its underlying index for certain periods; and (c) the fees paid to the sponsor of the Fund). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the Fund is accurate or complete.

This pricing supplement relates only to the securities offered hereby and does not relate to the Fund. We have derived all disclosures contained in this pricing supplement regarding the Fund from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Fund. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Fund in connection with the offer and sale of the securities. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the Fund (and therefore the price of the Fund at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Fund could affect any payments on the securities and therefore the trading prices of the securities.

We and/or our affiliates may presently or from time to time engage in business with the Fund. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Fund, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the Fund. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.

The S&P® Completion Index

We obtained all information contained herein regarding the S&P® Completion Index including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”), the index sponsor. S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, the S&P® Completion Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the S&P® Completion Index in connection with the offer and sale of securities.

In addition, information about the S&P® Completion Index may be obtained from other sources including, but not limited to, the S&P® Completion Index sponsor’s website (including information regarding the S&P® Completion Index’s sector weightings). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the S&P® Completion Index is accurate or complete.

The S&P® Completion Index is comprised of approximately 3,000 constituents and is intended to provide investors broad exposure to mid-, small- and micro-cap companies. The S&P® Completion Index is a sub-index of the S&P® Total Market Index, which is a benchmark that measures the performance of the United States equity market. The S&P® Total Market Index offers broad market exposure to companies of all market capitalizations, including all common equities listed on certain United States securities exchanges (as set forth below). The S&P® Completion Index measures the performance of all constituents included in the S&P® Total Market Index except for the then-current constituents of the S&P 500® Index.

Composition of the S&P® Completion Index

A company is immediately added to the S&P® Completion Index if it is dropped from the S&P 500 Index for a reason other than acquisition, delisting from a major exchange, change in domicile or bankruptcy. Likewise, all companies added to the S&P 500 Index are immediately removed from the S&P® Completion Index.

The S&P® Completion Index includes all companies in the S&P Total Market Index, its parent index, except the then-current constituents of the S&P 500 Index. Changes to the S&P® Completion Index’s parent index are made annually, after the close of the third

PRS-24

Market Linked Securities—Upside Participation with Contingent Absolute Return and Contingent Downside (Daily Knock-In Monitoring)

Principal at Risk Securities Linked to the Vanguard® Extended Market ETF due July 29, 2021

Friday in September, using a reference date of five weeks prior to the rebalancing effective date. Share counts are updated quarterly and reflected in the index weights. In addition, Initial Public Offerings (IPOs), new listings on eligible exchanges, and issues moving from Pink Sheets or Bulletin Board or emerging from Bankruptcy Status are added to the S&P® Completion Index at the next quarterly update, effective after the close of the third Friday of March, June, September and December, if all eligibility requirements are met. The reference date for inclusion is five weeks prior to the effective date.

Additions to the S&P® Completion Index

Additions to the S&P® Completion Index are evaluated based on the following eligibility criteria. These criteria are for additions to the S&P® Completion Index, not for continued membership. A stock may be removed from the S&P® Completion Index if it violates the addition criteria and if ongoing conditions warrant its removal as described below under “—Removal from the S&P® Completion Index.”

•	Market Capitalization. There is no minimum market capitalization requirement for index eligibility.
•	Liquidity. Using composite pricing and volume, the ratio of annual dollar value traded (defined as average closing price over the period multiplied by historical volume) to float-adjusted market capitalization should be at least 0.10.
•	Domicile. The company should be a U.S. company, meaning a company that has the following characteristics:
o	the company should file 10-K annual reports;
o	the U.S. portion of fixed assets and revenues should constitute a plurality of the total, but need not exceed 50%. When these factors are in conflict, assets determine plurality. Revenue determines plurality when there is incomplete asset information. If this criteria is not met or is ambiguous, S&P Dow Jones may still deem the company to be a U.S. company for purposes of inclusion in the S&P® Completion Index if its primary listing, headquarters and incorporation are all in the United States and/or “a domicile of convenience” (Bermuda, Channel Islands, Gibraltar, islands in the Caribbean, Isle of Man, Luxembourg, Liberia or Panama); and
o	the primary listing must be on an eligible U.S. exchange as described under “Eligible Securities” below.

In situations where the only factor suggesting that a company is not a U.S. company is its tax registration in a “domicile of convenience” or another location chosen for tax-related reasons, S&P Dow Jones normally determines that the company is still a U.S. company. The final determination of domicile eligibility is made by the S&P Dow Jones’s U.S. index committee.

•	Public Float. There should be a public float of at least 10% of the company’s stock.
•	Financial Viability. There is no financial viability requirement for index eligibility.
•	Treatment of IPOs. Eligible IPOs are added to the index at the next rebalancing, subject to the reference date.
•	Eligible Securities. Eligible securities are the common stock of U.S. companies with a primary listing on NYSE, NYSE Arca, NYSE American, Nasdaq Global Select Market, Nasdaq Select Market, Nasdaq Capital Market, Investors Exchange (IEX), Cboe BZX, Cboe BYX, Cboe EDGA or Cboe EDGX. Ineligible exchanges include the OTC Bulletin Board and Pink Sheets. Eligible organizational structures and share types are corporations (including equity and mortgage REITS) and common stock (i.e., shares). Ineligible organizational structures and share types include business development companies, limited partnerships, master limited partnerships, limited liability companies, closed-end funds, exchange-traded funds, exchange-traded notes, royalty trusts, tracking stocks, preferred and convertible preferred stock, unit trusts, equity warrants, convertible bonds, investment trusts, rights and American Depositary Receipts. Tracking stocks and companies with multiple share class structures are eligible for index inclusion.

Removal from the S&P® Completion Index

Removals from the S&P® Completion Index are evaluated based as follows:

•	Companies that are involved in mergers, acquisitions or significant restructuring such that they no longer meet inclusion criteria:
o	Companies delisted as a result of merger, acquisition or other corporate action are removed at a time announced by S&P Dow Jones, normally at the close of the last day of trading or expiration of a tender offer. Constituents that are halted from trading may be kept in the S&P® Completion Index until trading resumes, at the discretion of S&P Dow Jones. If a stock is moved to the pink sheets or the bulletin board, the stock is removed.

PRS-25

Market Linked Securities—Upside Participation with Contingent Absolute Return and Contingent Downside (Daily Knock-In Monitoring)

Principal at Risk Securities Linked to the Vanguard® Extended Market ETF due July 29, 2021

•	Companies that substantially violate one or more of the addition criteria.
o	S&P Dow Jones believes turnover in membership of the S&P® Completion Index should be avoided when possible. At times a stock included in the S&P® Completion Index may appear to temporarily violate one or more of the addition criteria. However, the addition criteria are for addition to the S&P® Completion Index, not for continued membership. As a result, the S&P® Completion Index constituent that appears to violate criteria for addition to the S&P® Completion Index is not removed unless ongoing conditions warrant its removal. When a stock is removed from the S&P® Completion Index, S&P Dow Jones explains the basis for the removal.

Calculation of the S&P® Completion Index

The S&P® Completion Index is a float-adjusted market capitalization-weighted index. On any given day, the value of the S&P® Completion Index is the total float-adjusted market capitalization of the S&P® Completion Index’s constituents divided by the S&P® Completion Index’s divisor. The float-adjusted market capitalization reflects the price of each stock in the S&P® Completion Index multiplied by the number of shares used in the S&P® Completion Index’s value calculation.

Float Adjustment. Float adjustment means that the number of shares outstanding is reduced to exclude closely held shares from the calculation of the index value because such shares are not available to investors. The goal of float adjustment is to distinguish between strategic (control) shareholders, whose holdings depend on concerns such as maintaining control rather than the economic fortunes of the company, and those holders whose investments depend on the stock’s price and their evaluation of a company’s future prospects. Generally, these “control holders” include officers and directors, private equity, venture capital and special equity firms, other publicly traded companies that hold shares for control, strategic partners, holders of restricted shares, employee stock ownership plans, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock or government entities at all levels (other than government retirement/pension funds) and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. Shares that are not considered outstanding are also not included in the available float. These generally include treasury stock, stock options, equity participation units, warrants, preferred stock, convertible stock and rights.

For each component, S&P Dow Jones calculates an Investable Weight Factor (“IWF”), which represents the portion of the total shares outstanding that are considered part of the public float for purposes of the S&P® Completion Index.

Divisor. Continuity in index values of the S&P® Completion Index is maintained by adjusting its divisor for all changes in its constituents’ share capital after its base date. This includes additions and deletions to the S&P® Completion Index, rights issues, share buybacks and issuances and non-zero price spin-offs. The value of the S&P® Completion Index’s divisor over time is, in effect, a chronological summary of all changes affecting the base capital of the S&P® Completion Index. The divisor of the S&P® Completion Index is adjusted such that the index value of the S&P® Completion Index at an instant just prior to a change in base capital equals the index value of the S&P® Completion Index at an instant immediately following that change.

Maintenance of the S&P® Completion Index

Changes in response to corporate actions and market developments can be made at any time. Constituent changes are typically announced one to five days before they are scheduled to be implemented.

Share Updates. Changes in a company’s shares outstanding and IWF due to its acquisition of another public company are implemented on a weekly basis. At S&P Dow Jones’ discretion, de minimis merger and acquisition share changes are accumulated and implemented with the quarterly share rebalancing. All other changes of less than 5% are accumulated and made quarterly on the third Friday of March, June, September and December.

5% Rule. Changes in a company’s total shares outstanding of 5% or more due to public offerings are implemented weekly. Other changes of 5% or more (for example, due to tender offers, Dutch auctions, voluntary exchange offers, company stock repurchases, private placements, acquisitions of private companies or non-index companies that do not trade on a major exchange, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participations, at-the-market stock offerings or other recapitalizations) are made weekly, and are announced on Fridays for implementation after the close of trading the following Friday (one week later). If an exchange holiday/closure falls on a Friday, the weekly share change announcement will be made the day before the exchange holiday/closure, and the implementation date will remain after the close of trading the following Friday (i.e., one week later).

If a 5% or more share change causes a company’s IWF to change by five percentage points or more (for example from 0.80 to 0.85), the IWF is updated at the same time as the share change. IWF changes resulting from partial tender offers are considered on a case-by-case basis.

For weekly share reviews involving companies with multiple share classes, the 5% share change threshold is based on each individual share class rather than total company shares.

PRS-26

Market Linked Securities—Upside Participation with Contingent Absolute Return and Contingent Downside (Daily Knock-In Monitoring)

Principal at Risk Securities Linked to the Vanguard® Extended Market ETF due July 29, 2021

Share/IWF Freeze. A share/IWF freeze period is implemented during each quarterly rebalancing. The freeze period begins after the market close on the Tuesday preceding the second Friday of each rebalancing month (i.e., March, June, September, and December) and ends after the market close on the third Friday of a rebalancing month. Pro-forma files are normally released after the market close on the second Friday, one week prior to the rebalancing effective date. In September, preliminary share and float data are released on the first Friday of the month, but the share freeze period for September will follow the same schedule as the other three quarterly share freeze periods. For illustration purposes, if rebalancing pro-forma files are scheduled to be released on Friday, March 13, the share/IWF freeze period will begin after the close of trading on Tuesday, March 10 and will end after the close of trading the following Friday, March 20 (i.e., the third Friday of the rebalancing month).

During the share/IWF freeze period, shares and IWFs are not changed except for certain corporate action events (such as merger activity, stock splits, rights offerings). There is no weekly share change announcement on the second Friday of a rebalancing month.

Corporate Actions. Corporate actions (such as stock splits, stock dividends, non-zero price spin-offs and rights offerings) are applied after the close of trading on the day prior to the ex-date.

Other Adjustments. In cases where there is no achievable market price for a stock being deleted, it can be removed at a zero or minimal price at the S&P Dow Jones’s U.S. index committee’s discretion.

The table below summarizes types of index maintenance adjustments and indicates whether or not a divisor adjustment is required.

Type of Corporate Action	Comments	Divisor Adjustment?
Company added/deleted	Net change in market value determines divisor adjustment.	Yes
Change in shares outstanding	Any combination of secondary issuance, share repurchase or buy back – share counts revised to reflect change.	Yes
Stock split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No
Spin-off	The spin-off is added to the S&P® Completion Index on the ex-date at a price of zero.	No
Change in IWF	Increasing (decreasing) the IWF increases (decreases) the total market value of the S&P® Completion Index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes
Special dividend	When a company pays a special dividend, the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes
Rights offering	Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market capitalization measured as the shares issued multiplied by the price paid.	Yes

Stock splits and stock dividends do not affect the divisor, because following a split or dividend, both the stock price and number of shares outstanding are adjusted by S&P Dow Jones so that there is no change in the market value of the relevant component. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Governance of the S&P® Completion Index

The S&P® Completion Index is maintained by S&P Dow Jones’s U.S. index committee. All index committee members are full-time professional members of S&P Dow Jones’ staff. The index committee meets monthly. At each meeting, the index committee reviews pending corporate actions that may affect constituents of the S&P® Completion Index, statistics comparing the composition of the S&P® Completion Index to the market, companies that are being considered as candidates for addition to the S&P® Completion Index, and any significant market events. In addition, the index committee may revise the S&P® Completion Index’s policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

PRS-27

Market Linked Securities—Upside Participation with Contingent Absolute Return and Contingent Downside (Daily Knock-In Monitoring)

Principal at Risk Securities Linked to the Vanguard® Extended Market ETF due July 29, 2021

Historical Information

We obtained the closing prices of the Vanguard Extended Market ETF in the graph below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing prices of the Fund for the period from January 1, 2014 to July 15, 2019. The closing price on July 15, 2019 was $120.20. The historical performance of the Fund should not be taken as an indication of the future performance of the Fund during the term of the securities.

Vanguard® is a registered mark of The Vanguard Group, Inc. (“Vanguard”). The securities are not sponsored, endorsed, sold or promoted by Vanguard or Vanguard Index Funds. Vanguard and Vanguard Index Funds do not make any representations or warranties to the holders of the securities or any member of the public regarding the advisability of investing in the securities. Vanguard and Vanguard Index Funds will not have any obligation or liability in connection with the registration, operation, marketing, trading or sale of the securities or in connection with Wells Fargo Finance LLC’s or Wells Fargo & Company’s use of information about the Vanguard® Extended Market ETF.

PRS-28

Market Linked Securities—Upside Participation with Contingent Absolute Return and Contingent Downside (Daily Knock-In Monitoring)

Principal at Risk Securities Linked to the Vanguard® Extended Market ETF due July 29, 2021

Benefit Plan Investor Considerations

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the securities and not the record holder.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless statutory or administrative exemptive relief is available. Therefore, a fiduciary of a plan should also consider whether an investment in the securities might constitute or give rise to a prohibited transaction under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA (collectively, “Non-ERISA Arrangements”), are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).

We and our affiliates may each be considered a party in interest with respect to many plans. Special caution should be exercised, therefore, before the securities are purchased by a plan. In particular, the fiduciary of the plan should consider whether statutory or administrative exemptive relief is available. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;
•	PTCE 95-60, for specified transactions involving insurance company general accounts;
•	PTCE 91-38, for specified transactions involving bank collective investment funds;
•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and
•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if in connection with the transaction of the plan receives no less, and pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding that either:

•	no portion of the assets used by such purchaser or holder to acquire or purchase the securities constitutes assets of any plan or Non-ERISA Arrangement; or
•	the purchase and holding of the securities by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences under ERISA and the Code of the acquisition of the securities and the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

PRS-29

Market Linked Securities—Upside Participation with Contingent Absolute Return and Contingent Downside (Daily Knock-In Monitoring)

Principal at Risk Securities Linked to the Vanguard® Extended Market ETF due July 29, 2021

Each purchaser or holder of the securities acknowledges and agrees that:

(i)	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (a) the design and terms of the securities, (b) the purchaser or holder’s investment in the securities, or (c) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)	we and our affiliates have acted and will act solely for our own account in connection with (a) all transactions relating to the securities and (b) all hedging transactions in connection with our obligations under the securities;

(iii)	any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests may be adverse to the interests of the purchaser or holder; and

(v)	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Purchasers of the securities have the exclusive responsibility for ensuring that their purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would be appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, plans or Non-ERISA Arrangements generally or any particular plan or Non-ERISA Arrangement.

PRS-30

Market Linked Securities—Upside Participation with Contingent Absolute Return and Contingent Downside (Daily Knock-In Monitoring)

Principal at Risk Securities Linked to the Vanguard® Extended Market ETF due July 29, 2021

United States Federal Tax Considerations

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities. It applies to you only if you purchase a security for cash in the initial offering at the “issue price,” which is the first price at which a substantial amount of the securities is sold to the public, and hold the security as a capital asset within the meaning of Section 1221 of the Code. It does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are an investor subject to special rules, such as:

•	a financial institution;
•	a “regulated investment company”;
•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;
•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the securities;
•	a person holding a security as part of a “straddle” or conversion transaction or who has entered into a “constructive sale” with respect to a security;
•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar; or
•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to your particular U.S. federal tax consequences of holding and disposing of the securities.

We will not attempt to ascertain whether the Fund is treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. If the Fund were so treated, certain adverse U.S. federal income tax consequences might apply to you, if you are a non-U.S. holder (as defined below), upon the sale, exchange or other disposition of the securities. You should refer to information filed with the Securities and Exchange Commission or another governmental authority by the Fund and consult your tax adviser regarding the possible consequences to you if the Fund is or becomes a USRPHC.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this pricing supplement, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws, any alternative minimum tax consequences, the potential application of the Medicare tax on investment income or the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative treatments of the securities), as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Tax Treatment of the Securities

In the opinion of our counsel, Davis Polk & Wardwell LLP, a security should be treated as a prepaid derivative contract that is an “open transaction” for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment.

Due to the absence of statutory, judicial or administrative authorities that directly address the U.S. federal tax treatment of the securities or similar instruments, significant aspects of the treatment of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment described below. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation in the final pricing supplement. Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities. Unless otherwise indicated, the following discussion is based on the treatment of the securities as prepaid derivative contracts that are “open transactions.”

PRS-31

Market Linked Securities—Upside Participation with Contingent Absolute Return and Contingent Downside (Daily Knock-In Monitoring)

Principal at Risk Securities Linked to the Vanguard® Extended Market ETF due July 29, 2021

Tax Consequences to U.S. Holders

This section applies only to U.S. holders. You are a “U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;
•	a corporation created or organized in or under the laws of the United States, any state therein or the District of Columbia; or
•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment Prior to Maturity. You should not be required to recognize income over the term of the securities prior to maturity, other than pursuant to a sale, exchange or retirement as described below.

Sale, Exchange or Retirement of the Securities. Upon a sale, exchange or retirement of the securities, you should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and your tax basis in the securities that are sold, exchanged or retired. Your tax basis in the securities should equal the amount you paid to acquire them. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Code, this gain or loss should be long-term capital gain or loss if at the time of the sale, exchange or retirement you held the securities for more than one year, and short-term capital gain or loss otherwise. Long-term capital gains recognized by non-corporate U.S. holders are generally subject to taxation at reduced rates. The deductibility of capital losses is subject to certain limitations.

Potential Application of Section 1260 of the Code. There is a risk that your purchase of a security may be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code, with respect to the Fund. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities, including how the “net underlying long-term capital gain” should be computed if Section 1260 does apply. You should consult your tax adviser regarding the potential application of the “constructive ownership” rule.

Possible Alternative Tax Treatments of an Investment in the Securities

Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income, gain or loss with respect to them. It is possible, for example, that the securities could be treated as debt instruments governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that case, regardless of your method of tax accounting for U.S. federal income tax purposes, you generally would be required to accrue income based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, in each year that you held the securities, even though we are not required to make any payment with respect to the securities prior to maturity. In addition, any gain on the sale, exchange or retirement of the securities would be treated as ordinary income.

Other possible U.S. federal income tax treatments of the securities could also affect the timing and character of income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the possible alternative treatments of an investment in the securities and the issues presented by this notice.

Tax Consequences to Non-U.S. Holders

This section applies only to non-U.S. holders. You are a “non-U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;
•	a foreign corporation; or

PRS-32

Market Linked Securities—Upside Participation with Contingent Absolute Return and Contingent Downside (Daily Knock-In Monitoring)

Principal at Risk Securities Linked to the Vanguard® Extended Market ETF due July 29, 2021

•	a foreign estate or trust.

You are not a non-U.S. holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition or (ii) a former citizen or resident of the United States. If you are or may become such a person during the period in which you hold a security, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities.

Sale, Exchange or Retirement of the Securities. Subject to the possible application of Section 897 of the Code and the discussion below regarding Section 871(m), you generally should not be subject to U.S. federal income or withholding tax in respect of amounts paid to you, provided that income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a U.S. trade or business, and if income from the securities is effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income in the same manner as if you were a U.S. holder, unless an applicable income tax treaty provides otherwise. If you are such a holder and you are a corporation, you should also consider the potential application of a 30% (or lower treaty rate) branch profits tax.

Tax Consequences Under Possible Alternative Treatments. If all or any portion of a security were recharacterized as a debt instrument, subject to the possible application of Section 897 of the Code and the discussions below regarding FATCA and Section 871(m), any payment made to you with respect to the security generally should not be subject to U.S. federal withholding or income tax, provided that: (i) income or gain in respect of the security is not effectively connected with your conduct of a trade or business in the United States, and (ii) you provide an appropriate IRS Form W-8 certifying under penalties of perjury that you are not a United States person.

Other U.S. federal income tax treatments of the securities are also possible. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Among the issues addressed in the notice is the degree, if any, to which income with respect to instruments such as the securities should be subject to U.S. withholding tax. While the notice requests comments on appropriate transition rules and effective dates, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might materially and adversely affect the withholding tax consequences of an investment in the securities, possibly with retroactive effect. Accordingly, you should consult your tax adviser regarding the issues presented by the notice.

Possible Withholding Under Section 871(m) of the Code. Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to non-U.S. holders with respect to certain financial instruments linked to U.S. equities (“U.S. underlying equities”) or indices that include U.S. underlying equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. underlying equities, as determined based on tests set forth in the applicable Treasury regulations (a “specified security”). However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2021 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. underlying equity and, therefore, should not be specified securities subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to a U.S. underlying equity, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not specified securities subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

This information is indicative and will be updated in the final pricing supplement or may otherwise be updated by us in writing from time to time. Non-U.S. holders should be warned that Section 871(m) may apply to the securities based on circumstances as of the pricing date for the securities and, therefore, it is possible that the securities will be subject to withholding tax under Section 871(m).

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

U.S. Federal Estate Tax

If you are an individual non-U.S. holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty exemption, the securities may be treated as U.S. situs property subject to U.S. federal estate tax. If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of investing in the securities.

PRS-33

Market Linked Securities—Upside Participation with Contingent Absolute Return and Contingent Downside (Daily Knock-In Monitoring)

Principal at Risk Securities Linked to the Vanguard® Extended Market ETF due July 29, 2021

Information Reporting and Backup Withholding

Amounts paid on the securities, and the proceeds of a sale, exchange or other disposition of the securities, may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a non-U.S. holder that provides an appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation applies to certain financial instruments that are treated as paying U.S.-source interest, dividends or dividend equivalents or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). If required under FATCA, withholding applies to payments of FDAP income. While existing Treasury regulations would also require withholding on payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as paying U.S.-source interest or dividends, the U.S. Treasury Department has indicated in subsequent proposed regulations its intent to eliminate this requirement. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. If the securities were treated as debt instruments or as subject to Section 871(m), the withholding regime under FATCA would apply to the securities. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. If you are a non-U.S. holder, or a U.S. holder holding securities through a non-U.S. intermediary, you should consult your tax adviser regarding the potential application of FATCA to the securities.

The preceding discussion constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-34